UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2009

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

Item 3.03 Material Modification of the Rights of Security Holders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), Congaree Bancshares, Inc. (the “Company” or the “Registrant”) entered into a Letter Agreement (including a Side Letter Agreement and the Securities Purchase Agreement—Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated January 9, 2009, pursuant to which the Company issued and sold to Treasury (i) 3,285 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase 164 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, (the “Series B Preferred Stock”), having a liquidation preference of $1,000 per share, at an initial exercise price of $0.01 per share (the “Warrant”), for an aggregate purchase price of $3,285,000 in cash. The Warrant is immediately exercisable.

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series A Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series A Preferred Stock generally is non-voting.

The Company may redeem the Series A Preferred Stock at par after February 15, 2012. Prior to this date, the Company may redeem the Series A Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Certificate of Designations of the Series A Preferred Stock and set forth below) in excess of approximately $862,312.50, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System.

Immediately following the issuance of the Series A Preferred Stock and the Warrant, the Treasury exercised its rights under the Warrant and received 164 shares of Series B Preferred Stock, with a liquidation preference of $164,000. Cumulative dividends on the Series B Preferred Stock will accrue on the liquidation preference at a rate of 9% per annum, but will be paid only if, as, and when declared by the Company’s Board of Directors. The Series B Preferred Stock ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series B Preferred Stock generally is non-voting.

The Company may redeem the Series B Preferred Stock at par after February 15, 2012, provided that all of the outstanding shares of Series A Preferred Stock shall previously have been redeemed. Prior to this date, the Company may redeem the Series B Preferred Stock at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Certificate of Designations of the Series B Preferred Stock and set forth below) in excess of approximately

$862,312.50, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Board of Governors of the Federal Reserve System and subject to the requirement that all outstanding shares of Series A Preferred Stock shall previously have been redeemed.

The Certificate of Designations of the Series A Preferred Stock and the Series B Preferred Stock defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s federal banking agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).

Prior to January 9, 2012, unless we have redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock and the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for us to declare or pay any dividend or make any distribution on our common stock.  Prior to January 9, 2019, unless we have redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred all of the Series A Preferred Stock and the Series B Preferred Stock to a third party, the consent of the Treasury will be required for us to redeem, purchase or acquire any shares of our common stock or other equity or capital securities of the Company or our subsidiary, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock or the Series B Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, may be issued. Neither the Series A Preferred Stock nor the Series B Preferred Stock are subject to any contractual restrictions on transfer.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA. Additionally, each of Messrs. F. Harvin Ray, Jr., Charlie T. Lovering, Jr. and Stephen P. Nivens (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that Treasury owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.

Copies of the Purchase Agreement, the Warrant, the Certificate of Designations with respect to the Series A Preferred Stock, the Certificate of Designations with respect to the Series B Preferred Stock, the form of Waiver executed by the Senior Executive Officers, and the form of Letter Agreement are included as exhibits to this Report on Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 8, 2008, the Company filed with the Secretary of State of the State of South Carolina Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock. Copies of the Articles of Amendment to the Company’s Articles of Incorporation are included as exhibits to this Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

3.1                                 Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series A Preferred Stock.

3.2                                 Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series B Preferred Stock.

4.1                                 Warrant to Purchase up to 164 shares of Preferred Stock.

4.2                                 Form of Series A Preferred Stock Certificate.

4.3                                 Form of Series B Preferred Stock Certificate.

10.1                           Letter Agreement, dated January 9, 2009, including the Side Letter Agreement and Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2                           Form of Waiver, executed by each of Messrs. F. Harvin Ray, Jr., Charlie T. Lovering, Jr. and Stephen P. Nivens.

10.3                           Form of Letter Agreement, executed by each of Messrs. F. Harvin Ray, Jr., Charlie T. Lovering, Jr. and Stephen P. Nivens with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: January 12, 2009	By:	/s/ F. Harvin Ray, Jr.
	Name:	F. Harvin Ray, Jr.
	Title:	Chief Executive Officer

Exhibit List

3.1                                 Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series A Preferred Stock.

3.2                                 Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Series B Preferred Stock.

4.1                                 Warrant to Purchase up to 164 shares of Preferred Stock.

4.2                                 Form of Series A Preferred Stock Certificate.

4.3                                 Form of Series B Preferred Stock Certificate.

10.1                           Letter Agreement, dated January 9, 2009, including the Side Letter Agreement and Securities Purchase Agreement — Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury.

10.2                           Form of Waiver, executed by each of Messrs. F. Harvin Ray, Jr., Charlie T. Lovering, Jr. and Stephen P. Nivens.

10.3                           Form of Letter Agreement, executed by each of Messrs. F. Harvin Ray, Jr., Charlie T. Lovering, Jr. and Stephen P. Nivens with the Company.